Exhibit 10.2

BUSINESS DEVELOPMENT SOLUTIONS, INC.

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT [PRC RESIDENTS]

Unless otherwise defined herein, the terms in this Stock Option Agreement (the “Option Agreement”) have the same meanings as defined in the Business Development Solutions, Inc. 2009 Equity Incentive Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Optionee:

Address:

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Date:
Vesting Commencement Date:
Exercise Price per Share:	[No less than fair market value at grant date]
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:	[Nonstatutory Stock Option (unless granted to an
employee subject to U.S. tax, then could be a ISO)]
Expiration Date:	Ten (10) years after Grant Date
Vesting Schedule:
Termination Period:

To the extent vested, this Option will be exercisable for three (3) months after Optionee ceases to be a Service Provider, unless termination is due to Optionee’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after any termination of the Optionee as a Service Provider for Cause or after the Expiration Date as provided above and this Option may be subject to earlier termination as provided in the Plan.

“Cause” has the meaning ascribed to such term or words of similar import in Optionee’s written employment or service contract with the Company or its Affiliate and, in the absence of such agreement or definition, means Optionee’s (i) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or any of its Affiliates, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Optionee’s duties or willful failure to perform Optionee’s responsibilities in the best interests of the Company or any of its Affiliates; (v) illegal use or distribution of drugs; (vi) violation of any rule, regulation, procedure or policy of the Company or any of its Affiliates; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Optionee for the benefit of the Company or any of its Affiliates, all as determined by the board of directors of the Company or its Affiliate (as the case may be), which determination will be conclusive.

“Disability” means, (i) for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code; and (ii) other than for purposes of an ISO, a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders an Optionee unable to engage in any substantial gainful activity or (2) results in an Optionee receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

II.	AGREEMENT

1. Grant of Option. The Administrator grants to the Optionee named in the Notice of Stock Option Grant in Part I of this Option Agreement, an Option to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan prevail.

    If designated in the Notice of Stock Option Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, this Option will be treated as a Nonstatutory Stock Option.

2. Exercise of Option.

   (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

   (b) Method of Exercise. This Option is exercisable by (i) delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), or in a manner and pursuant to procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and other representations and agreements as may be required by the Company and (ii) paying the Company in full the aggregate Exercise Price as to all Shares being acquired, together with any applicable tax withholding.

          This Option will be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

         No Shares will be issued pursuant to the exercise of an Option unless the issuance and exercise of Shares complies with Applicable Laws. Assuming compliance, for income tax purposes the Shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to the Shares.

3. Method of Payment. The aggregate Exercise Price may be paid by any of the following, or a combination thereof, at the election of the Optionee:

    (a) cash;

    (b) check;

    (c) promissory note;

    (d) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

    (e) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

    (f) any combination of the foregoing methods of payment; or

    (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

4. Restrictions on Exercise. This Option may not be exercised (a) until such time as the Plan has been approved by the stockholders of the Company, or (b) if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Laws. The Company will be relieved of any liability with respect to any delayed issuance of shares or its failure to issue shares if such delay or failure is necessary to comply with Applicable Laws.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or, upon notice to and consent of the Company, to family members (as defined in the Plan), and may be exercised only by Optionee or Designated Beneficiary. The terms of the Plan and this Option Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during the term only in accordance with the Plan and the terms of this Option Agreement.

7. No Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder exists with respect to the Shares, notwithstanding the exercise of the Option. Subject to the requirements of Section 8 and Section 11 below, the Shares will be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan

8. Tax Obligations.

     (a) Withholding Taxes. Optionee agrees to arrange for the satisfaction of all national, federal, provincial, state and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and exercise of the Option. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if withholding amounts are not delivered at the time of exercise. In this regard, the Optionee authorizes the Company or his/her actual employer to withhold all applicable tax withholding legally payable by the Optionee from the Optionee’s wages or other cash compensation payable to the Optionee by the Company or his/her employer or from any equivalent cash payment received upon exercise of the Option. Alternatively, the Company or the employer may permit the Optionee to satisfy such withholding or payment on account obligations, in whole or in part (without limitation) by paying cash. In addition, if permissible under local law, the Company or the employer, in their sole discretion and pursuant to such procedures as they may specify from time to time, may (a) withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, and/or (b) sell or arrange for the sale of a sufficient number of such Shares otherwise deliverable to the Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The Optionee shall pay to the Company or to the employer any amount of tax that the Company or the employer may be required to withhold as a result of the grant, vesting or exercise of the Option that cannot be satisfied by the means previously described.

     (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, the Optionee must immediately notify the Company of the disposition in writing. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

     (c) Code Section 409A. Under Section 409A of the Code, an Option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the Grant Date (a “discount option”) may be considered deferred compensation. For an Optionee subject to U.S. income tax, an Option that is a discount option may result in (i) income recognition by the Optionee prior to the exercise of the Option, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds Fair Market Value of a Share on the Grant Date in a later examination. Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Grant Date, Optionee will be solely responsible for any and all resulting tax consequences.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      (a) if to the Optionee, to the address (or telecopy number) set forth on the Notice of Stock Option Grant; and

     (b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to any other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied with confirmation of transmission by the transmission equipment, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fourth Business Day following the date on which the piece of mail containing the communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. Refusal to Transfer. The Company will not (i) transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice, or (ii) be required to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred. Optionee further acknowledges that the Shares issued upon the exercise of the Option may be subject to such restrictions, conditions or limitations as the Company determines appropriate as to the timing and manner of any resales by Optionee or other subsequent transfers by Optionee of any Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

12. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Optione Agreement inures to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement is binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

13. Interpretation. Any dispute regarding the interpretation of this Option Agreement will be submitted by Optionee or by the Company forthwith to the Administrator for review at its next regular meeting. The resolution of disputes by the Administrator will be final and binding on all parties.

14. Specific Performance. Optionee expressly agrees that the Company will be irreparably damaged if the provisions of this Option Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Option Agreement or the Plan by the Optionee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Administrator has the power to determine what constitutes a breach or threatened breach of this Option Agreement or the Plan. The Administrator’s determinations will be final and conclusive and binding upon the Optionee.

15. No Waiver. No waiver of any breach or condition of this Option Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

16. Optionee Undertaking. The Optionee agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Option Agreement.

17. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Option Agreement and the Plan.

18. Governing Law. This Option Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, the United States of America, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Option Agreement to the substantive law of another jurisdiction.

19. Counterparts; Facsimile Execution. This Option Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Facsimile execution and delivery or electronic transmission of signatures in portable document format (pdf) of this Option Agreement is legal, valid and binding execution and delivery for all purposes.

20. Entire Agreement. The Plan, this Option Agreement, and upon execution, the Exercise Notice (which is inorporated herein by reference), constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

21. Severability. In the event one or more of the provisions of this Option Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Option Agreement, and this Option Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

22. WAIVER OF JURY TRIAL. THE OPTIONEE EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS OPTION AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

23. Representations of Optionee. The following representations shall be true and accurate on and as of the date of any exercise of the Option:

     (a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     (b) If, at the time of exercise of the Option, there does not exist a registration statement under the US Securities Act of 1933, as amended (the “Act”), which registration statement shall have become effective and shall include a resale prospectus which is current with respect to the Shares subject to the Option, Optionee hereby covenants and agrees with the Company that (i) Optionee is purchasing the Shares for Optionee’s own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such Shares shall be made either pursuant to either (x) a registration statement under that Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (y) an exemption from the registration statement requirements of that Act, including the provisions of Regulation S promulgated under the Act (“Regulation S”), provided that Optionee is not a U.S. person (as defined in Regulation S) and is not acquiring the Shares for the account or benefit of a U.S. person, will resell the Shares only in accordance with the provisions of Regulation S and will not engage in any hedging transactions with regard to the Shares unless in compliance with the Act, but in claiming the exemption in (y), Optionee shall, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or reasonably approved by the Company as to the applicability of such exemption, and (iii) the certificate evidencing such Shares shall bear a legend to the effect of the foregoing substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

     (c) The Optionee hereby acknowledges that the Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Optionee hereby acknowledges and understands that the grant, vest, exercise of Option, or receipt of the Shares may be subject to and limited by the Act, the US Securities Exchange Act of 1934, as amended (collectively, the “Securities Acts”), and other rules and regulations. Should the Company fail to register any grant, vest, exercise of Option, or fail to issue the Shares to the Optionee due to any restriction or limitation under the Securities Acts or such other rules and regulations, the Optionee shall hold the Company, its Affiliates, or any of its or their officers and directors free from any liability for any of the foregoing failure.

     [(d) The Optionee hereby acknowledges that the Optionee is aware of the relevant requirements under the laws of the People’s Republic of China (the “PRC”) regarding overseas investment, including the requirements for approval and registration of overseas securities with competent authorities. The Optionee is acquiring the Shares after obtaining requisite approval or registration from competent authorities of the PRC. Failure to obtain requisite approval or registration shall relieve the Company, and any Affiliate, of any liability in respect of the failure to issue the Shares subject to the Options. If the failure is revealed or occurs after the issuance of the Shares upon an exercise of the Options, the Company shall be entitled, at its sole discretion, to redeem or request the Optionee to transfer the Shares to a transferee who is legally entitled to hold the Shares at a redemption price (if any) to be determined by the Administrator in its sole discretion. The Company and its Affiliates shall be relieved from any liability for any redemption or request for transfer made pursuant to the foregoing.]

24. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

25. Other Agreements.

      (a) The Optionee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and his/her employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an Option does not in any way create any contractual or other right to receive additional grants of SARs (or benefits in lieu of Options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when Options will be granted, the number of Shares offered, the exercise price and the vesting schedule, will be at the sole discretion of the Company.

      (b) The value of this Option shall be an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any, and shall not be considered a part of the Optionee’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

      (c) The Optionee understands and acknowledges that participation in the Plan ceases upon termination of the Optionee’s Service for any reason, except as may explicitly be provided otherwise in the Plan or this Option Agreement.

      (d) The Optionee hereby authorizes and directs his/her employer to disclose to the Company or any Affiliate any information regarding his/her employment, the nature and amount of his/her compensation and the fact and conditions of the Optionee’s participation in the Plan, as the Optionee’s employer deems necessary or appropriate to facilitate the administration of the Plan. The Optionee consents to the collection, use and transfer of personal data (the “Data”) for use by the Company, its Affiliates and third parties as necessary or appropriate to adminster the Plan. The Optionee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

[remainder of page left blank intentionally]

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	BUSINESS DEVELOPMENT SOLUTIONS, INC.

Signature	By

Print Name	Print Name

Residence Address	Title

EXHIBIT A

2009 EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE OF OPTION

Business Development Solutions, Inc.
[Address]

Attention: _______________, _________________

     1. Exercise of Option. Effective as of today, _____________, _____, the undersigned (“Optionee”) elects to exercise Optionee’s option (the “Option”) to purchase _________shares of the Common Stock (the “Shares”) of Business Development Solutions, Inc. (the “Company”) under and pursuant to the Business Development Solutions, Inc. 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ____________, ____ (the “Option Agreement”).

     2. Optionee Representations. The representations in Section 23 of the Option Agreement are true and accurate on and as of the date hereof.

     3. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

     4. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

[signature page follows]

Submitted by:	Accepted by:

OPTIONEE	BUSINESS DEVELOPMENT SOLUTIONS, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received